AMENDMENT TO EXPENSE LIMITATION AGREEMENT BETWEEN OLD MUTUAL ADVISOR FUNDS AND OLD MUTUAL CAPITAL, INC.

DATED SEPTEMBER 7, 2004

AS AMENDED NOVEMBER 28, 2005

This Agreement is amended by adding Class Z shares of each of the Portfolios to the Agreement. A new Schedule Z to the Agreement setting forth the expense limitation for Class Z shares is also added to the Agreement as set forth below:

SCHEDULE Z

DATED NOVEMBER 28, 2005

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS

AND

OLD MUTUAL CAPITAL, INC.

DATED SEPTEMBER 7, 2004

(Class Z Shares)

Expense Limit
This Agreement relates to the following
Portfolios of the Trust:

Old Mutual Asset Allocation Conservative Portfolio	1.25%
Old Mutual Asset Allocation Balanced Portfolio	1.30%
Old Mutual Asset Allocation Moderate Growth Portfolio	1.30%
Old Mutual Asset Allocation Growth Portfolio	1.35%

Old Mutual Advisor Funds		Old Mutual Capital, Inc.
By:	/s/ David J. Bullock	By:	/s/ Mark E. Black
Name:	David J. Bullock	Name:	Mark E. Black

Title:	Chief Executive Officer	Title:	Chief Financial Officer